UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 7, 2012 (April 25, 2012)

CORONUS SOLAR INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

On April 25, 2012, our wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), entered into a Vacant Land Purchase Agreement (the “Phelan South Agreement”). Under the Phelan South Agreement, Coronus agrees to acquire a 40 acre parcel of vacant land, situated in Phelan, an unincorporated community in the County of San Bernardino, California, from Lora Steinmann. The purchase price is $350,000, all cash. Close of escrow is August 15, 2012. Coronus deposited $1,000 into escrow and agrees to deposit an additional $349,000 within sufficient time to close escrow. Under the Phelan South Agreement, Ms. Steinmann agrees to include, and transfer to Coronus, one share of Sheep Creek Water Co. Additionally, on closing, Coronus agrees to pay the realtor commission of $5,000. The Phelan South Agreement is subject to Coronus’ Board of Director approval on or before July 31, 2012. There can be no assurance Coronus’ Board of Director approval will be obtained.

On May 3, 2012, Coronus entered into two System Impact Study Agreements (the “SIS Agreements for Apple Valley East 1 and 2”) with Southern California Edison (“SCE”). The SIS Agreements for Apple Valley East 1 and 2 relate to Coronus’ application for interconnection service and the CREST tariff for two 1.5 MW solar photovoltaic power systems (the “Apple Valley East 1 and 2 Projects”) on SCE’s Tussing 12 kV distribution circuit, situated east of Apple Valley, in the County of San Bernardino, California.

The SIS Agreements for Apple Valley East 1 and 2 set forth the terms and conditions for SCE to perform a system impact study to determine the impacts that would result from interconnecting the Apple Valley East 1 and 2 Projects and the adequacy of SCE’s electrical system to accommodate the Apple Valley East 1 and 2 Projects. In addition, SCE shall make a preliminary determination of the required interconnection facilities and distribution system upgrades, and any other modifications or additions that would be needed, to accommodate the Apple Valley East 1 and 2 Projects. The estimated cost of the SIS Agreement for the Apple Valley East 1 and 2 Projects is $10,000 per SIS Agreement. SCE anticipates completing the studies within 120 business days. On entering into the SIS Agreements for Apple Valley East 1 and 2, Coronus paid SCE $20,000 in deposits.

ITEM 7.01          REGULATION FD DISCLOSURE.

We announced today Coronus’ entry into the Phelan South Agreement, as disclosed above under Item 1.01.We announced also Coronus’ entry into the SIS Agreements for Apple Valley East 1 and 2, as disclosed above under Item 1.01.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 7th day of May, 2012.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors